Exhibit 99.1

Contact:	John L. Morgan
763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 27, 2013)  —  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 29, 2012 of $12,937,900 or $2.47 per share diluted, compared to net income of $14,095,000 or $2.69 per share diluted, in 2011.  The fourth quarter 2012 net income was $1,758,000 or $.34 per share diluted, compared to net income of $4,185,000 or $.80 per share diluted, for the same period last year.  Revenues for the year ended December 29, 2012 were $51,943,100, up from $51,335,000 in 2011.  In addition, as previously disclosed, the company’s results were negatively impacted by a $2.5 million after-tax earnings charge, or $0.47 per share, in the fourth quarter related to the impairment of its investments in both Tomsten, Inc. (d/b/a Archiver’s) and BridgeFunds, LLC.

John L. Morgan, Chairman and Chief Executive Officer, stated, “Our 2012 results continued to demonstrate the strength of our franchising business, with solid growth in royalties and new franchise agreements.  Our leasing business, while exhibiting a modest increase in profitability, achieved more meaningful growth in the portfolio of customers and equipment that, along with the development of our sales staff, positions us well for continued long-term success.”

“We are excited about our prospects for 2013 and look forward to introducing our Style EncoreTM concept to the market place as well as the continued execution of our business model,” Mr. Morgan added.

Winmark Corporation creates, supports and finances business. At December 29, 2012, there were 968 franchises in operation under the brands Plato’s Closet®, Play It Again Sports®, Once Upon A Child®, and Music Go Round®. An additional 65 retail franchises have been awarded but are not open. In addition, at December 29, 2012, the Company had a lease portfolio equal to $36.2 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to our ability to finance the growth of our leasing and franchising businesses for the foreseeable future.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 29, 2012	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$2,233,400	$9,020,100
Marketable securities	85,900	1,043,800
Receivables, net	1,237,100	1,316,200
Net investment in leases - current	13,461,200	11,746,900
Income tax receivable	1,400,700	116,500
Inventories	71,200	68,500
Prepaid expenses	445,200	362,000
Total current assets	18,934,700	23,674,000
Net investment in leases — long-term	22,697,100	18,102,000
Long-term investments, net	—	3,817,400
Property and equipment, net	1,229,500	1,474,800
Other assets	677,500	677,500
	$43,538,800	$47,745,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$10,800,000	$—
Accounts payable	2,203,700	1,460,300
Accrued liabilities	1,286,300	1,346,000
Discounted lease rentals	896,800	20,800
Rents received in advance	134,800	274,700
Deferred revenue	1,641,700	1,212,400
Deferred income taxes	3,549,900	3,464,800
Total current liabilities	20,513,200	7,779,000
Long-Term Liabilities:
Discounted lease rentals	177,900	—
Rents received in advance	117,700	269,400
Deferred revenue	953,000	844,300
Other liabilities	1,254,700	1,389,200
Deferred income taxes	2,594,300	2,355,100
Total long-term liabilities	5,097,600	4,858,000
Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 4,996,459 and 4,987,643 shares issued and outstanding	—	629,800
Accumulated other comprehensive (loss) income	(4,000)	17,000
Retained earnings	17,932,000	34,461,900
Total shareholders’ equity	17,928,000	35,108,700
	$43,538,800	$47,745,700

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended		Fiscal Year Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
REVENUE:
Royalties	$8,599,400	$8,442,100	$33,760,200	$30,360,600
Leasing income	3,222,000	3,780,200	13,211,800	16,364,700
Merchandise sales	667,500	482,900	2,750,700	2,481,600
Franchise fees	325,000	245,000	1,291,000	1,081,200
Other	304,300	281,600	929,400	1,046,900
Total revenue	13,118,200	13,231,800	51,943,100	51,335,000
COST OF MERCHANDISE SOLD	639,300	457,900	2,621,500	2,366,400
LEASING EXPENSE	453,600	966,500	1,789,800	5,115,800
PROVISION FOR CREDIT LOSSES	22,000	(51,600)	(47,600)	(43,400)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,040,400	4,953,200	20,280,300	19,048,600
Income from operations	6,962,900	6,905,800	27,299,100	24,847,600
LOSS FROM EQUITY INVESTMENTS	(1,842,500)	(71,200)	(2,492,900)	(515,800)
IMPAIRMENT OF INVESTMENT IN NOTES	(663,700)	(337,000)	(1,324,400)	(883,100)
INTEREST EXPENSE	(90,000)	(27,800)	(392,300)	(112,000)
INTEREST AND OTHER INCOME	15,400	22,800	66,000	44,900
Income before income taxes	4,382,100	6,492,600	23,155,500	23,381,600
PROVISION FOR INCOME TAXES	(2,624,100)	(2,307,600)	(10,217,600)	(9,286,600)
NET INCOME	$1,758,000	$4,185,000	$12,937,900	$14,095,000
EARNINGS PER SHARE — BASIC	$.35	$.84	$2.57	$2.83
EARNINGS PER SHARE — DILUTED	$.34	$.80	$2.47	$2.69
WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC	4,986,957	4,975,878	5,027,509	4,979,036
WEIGHTED AVERAGE SHARES OUTSTANDING — DILUTED	5,179,504	5,235,590	5,237,671	5,238,412